SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                   FORM 8-K/A No. 1

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    October 17, 1995


                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)



             Pennsylvania            1-3522            25-0718085
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          2800 Pottsville Pike, Reading, Muhlenberg Township, Berks County,
                                                              PA 19640-0001
          (Address of principal executive offices)           (Zip Code)






          Registrant's telephone  number, including area code:   (610) 929-
          3601





          ITEM 5.   OTHER EVENTS

                    Item 5 of the Form 8-K dated October 17, 1995 ("Form 8-

          K") is amended in its entirety to read as follows:

                    As  previously  reported,  as  a  result  of  the  1979

          accident at Unit No.2 of the Three Mile Island Nuclear Generating

          Station (TMI-2) and its  aftermath, individual claims for alleged personal injury  (including claims  for punitive damages),  which are material in amount, have been asserted against General Public

          Utilities Corporation ("Corporation") and  Jersey Central Power &

          Light  Company,  Metropolitan  Edison  Company  and  Pennsylvania

          Electric  Company ("Subsidiaries").   Approximately 2,100 of such

          claims  are pending in the  United States District  Court for the

          Middle  District of Pennsylvania. At the time of the accident, as provided  for  in  the  Price-Anderson Act  (which,  among  other things,  provides liability  limitations for  accidents involving commercial nuclear  reactors), the  Subsidiaries had  (i) primary financial  protection  in the  form  of  insurance policies  with groups  of insurance  companies  providing an  aggregate of  $140 million of primary coverage,  (ii) secondary financial protection in  the form  of private  liability insurance  under an  industry retrospective rating  plan providing for  up to  an aggregate  of

          $335  million in  premium charges  under such  plan and  (iii) an indemnity agreement with the  NRC for up  to an aggregate of  $85 million,  bringing  the  total  primary, secondary  and  tertiary

          financial protection up to  an aggregate of $560 million.   Under

          the  secondary   level,  the   Subsidiaries  are  subject   to  a

          retrospective premium charge  on a pro rata basis, which   in the

          aggregate will not exceed  $15 million, as their portion  of this






          level  of financial protection.  In March 1994, the defendants in the TMI-2  litigation and the  insurers agreed that  the insurers would withdraw  their reservation of  rights with respect  to any award of punitive damages.



                On October  17, 1995, the  U. S. Court  of Appeals  for the

          Third Circuit ruled that  the federal Price-Anderson Act provides coverage under its  primary and secondary levels for  punitive as well as compensatory damages, but that punitive damages could not be recovered  against the Federal Government  which, as described above,  provides the  third level of financial protection.  In so

          doing,  the  Court  referred  to  the  "finite  fund"   to  which

          plaintiffs must resort  to get compensatory  as well as  punitive damages.

                The Court of Appeals, in a related action,  also found that the standard  of care owed by  the defendants to a  plaintiff was determined  by the specific level of radiation which was released into the  environment, as measured  at the site  boundary, rather than as measured (as the GPU defendants proposed) at the specific site where the plaintiff was located at the time of the accident.

          The  Court also  held,  however, that  each plaintiff  still must

          demonstrate  exposure  to  radiation   released  during  the  TMI

          accident and that such exposure had resulted in their injuries.

               The GPU  defendants believe that any liability to which they might be subject by reason of the TMI-2  accident and these Third

          Circuit  decisions will  not  exceed their  financial  protection

          under  the  Price-Anderson  Act.     A  trial  of  ten  allegedly

          representative cases is scheduled to begin in June 1996.




                    A  copy  of a  related news  release  is annexed  as an

          exhibit to the Form 8-K.


























































                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE  REGISTRANT HAS DULY  CAUSED THIS REPORT  TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        PENNSYLVANIA ELECTRIC COMPANY


                                        By:

                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 27, 1995